Exhibit 23
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                                                 (1 of 1)





                  CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the
Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-21740, 33-23275, 33-29547, 33-29549, 33-29550,
33-35339, 33-49304 and 33-49403) and Form S-3 (Nos. 33-48913 and
33-49387) of MCI Communications Corporation of our report dated January 26, 1994, appearing on page 26 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 56 of this Annual Report on Form 10-K.



PRICE WATERHOUSE
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PRICE WATERHOUSE




Washington, D.C.
March 30, 1994